Newport Gold, Inc.
1-336 Queen Street South
Mississauga, Ontario, Canada L5M 1M2

June 13, 2011

Mr. Steve Baran
1239 Sir David Drive
Oakville, Ontario
L6J 6Y9

Re:       Steve Baran hereinafter referred to as “Optionor” and
Newport Gold, Inc. hereinafter referred to as “Optionee”;
47 claims, Greenwood Mining Division, British Columbia

Dear Steve:

Reference is made to the letter agreement entered into as of July 21, 2003 between the Optionor and Optionee with reference to the above (the “Letter Agreement”).  (All capitalized terms used herein which are not defined herein, but which are defined in the Letter Agreement, shall have the respective meanings ascribed thereto in the Letter Agreement).

The parties acknowledge that as a result of the on-line system of staking mineral claims established in British Columbia in 2005, known as the Mineral Title Online System (“MTO”), the description of the Property in the Letter Agreement does not at the present time properly and accurately describe the Property.

As a result, the parties now desire to amend the Letter Agreement as hereinafter set forth.  This document is hereinafter referred to as the “First Amendment”.

1.           The undersigned hereby agree that Schedule A to the Letter Agreement is hereby deleted and replaced with the following:

Schedule “A”

TENURE #	CLAIM NAME	SIZE (Ha)
395687	Lode #7	25.00
530691	Manitou	63.36
556586	Irish 1	147.83
556588	Irish 2	21.12
556589	Irish 3	21.11
556590	Irish 4	147.89
556696	Irish 5	84.51
558034	Irish 6	359.15
573419		760.41
573420		63.34

2.           Except as otherwise provided in this First Amendment, all of the terms, covenants and conditions of the Letter Agreement shall remain in full force and effect.

3.           On and after the date hereof, each reference in the Letter Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, shall mean and be a reference to the Letter Agreement as amended hereby.

4.           This First Amendment may be executed in one or more counterparts with the same effect as if all of the parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.  A signed copy of this First Amendment which is received via facsimile or other electronic transmission shall be given the same effect for all purposes, as if it were the original.

If the foregoing is acceptable, kindly execute below whereupon this agreement shall be effective in accordance with its terms.

NEWPORT GOLD, INC.

By:	/s/ Derek Bartlett
Name:	Derek Bartlett
Title:	President

ACCEPTED AND AGREED TO
as of the 13th day of June, 2011

/s/ Steve Baran
STEVE BARAN